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                                                                    EXHIBIT 99.1







                              THE PICCADILLY HOTELS

                              STATEMENT OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                            YEAR ENDED JUNE 30, 1997


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                          Independent Auditors' Report




To the Board of Trustees
American Realty Trust

We have audited the accompanying statement of revenues and direct operating expenses of The Piccadilly Hotels for the year ended June 30, 1997. This statement of revenues and direct operating expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement of revenues and direct operating expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of revenues and direct operating expenses presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement is prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K of American Realty Trust) and, as described in Note 1, is not intended to be a complete presentation of the results of operations.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of The Piccadilly Hotels for the year ended June 30, 1997, in conformity with generally accepted accounting principles.

                                          Farmer, Fuqua, Hunt & Munselle, P.C.
Dallas, Texas
December 8, 1997



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                              THE PICCADILLY HOTELS
                              STATEMENT OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                            YEAR ENDED JUNE 30, 1997



REVENUES
         Room revenues                                     $10,872,023
         Food and liquor sales                               3,329,040
         Other revenues                                        158,660
                                                           -----------

                  Total revenues                            14,359,723

OPERATING EXPENSES

         Salaries and benefits                               4,158,393
         Utilities                                             845,539
         Food costs                                            897,417
         Repairs and maintenance                               674,063
         Direct expenses                                       612,961
         Linens and supplies                                   526,087
         Property taxes                                        284,953
         House laundry                                         216,726
         Insurance                                             215,730
         Liquor costs                                          182,573
         Music                                                  43,227
                                                           -----------

                  Total direct operating expenses            8,637,669
                                                           -----------

REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES            $ 5,702,054
                                                           ===========













         The accompanying notes are an integral part of this statement.


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                              THE PICCADILLY HOTELS
                         NOTES TO STATEMENT OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                                  JUNE 30, 1997

NOTE 1:           ORGANIZATION AND BASIS OF PRESENTATION

                  The Piccadilly Hotels ("the Hotels") consists of four hotels, two with restaurants, located in Fresno, California. The Hotels are as follows, The Piccadilly Inn - Shaw, a 194-room hotel, which includes Oliver's Restaurant, The Piccadilly Inn
                  - Airport, a 185-room hotel, which includes The Steak & Anchor Restaurant, The Piccadilly Inn - University, a 190-room hotel, which includes its catering and restaurant operation, and The Chateau Inn, a 78-room hotel. During 1997, the Hotels were owned by The Fansler Foundation, a nonprofit public benefit corporation.

                  The accompanying financial statement does not include a provision for depreciation and amortization, bad debt expense, interest expense or income taxes. Accordingly, this statement is not intended to be a complete presentation of the results of operations.

NOTE 2:           ACCOUNTING ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3:           OTHER REVENUES

                  Other revenues consist of the following:

                           Miscellaneous hotel revenues              $     78,674
                           Telephone revenues (net)                        74,630
                           Gift shop income                                 5,356
                                                                     ------------

                                    Total                            $    158,660
                                                                     ============

NOTE 4:           SUBSEQUENT EVENT


                  The Hotels were sold to American Realty Trust, a Georgia corporation, on October 16, 1997.